                                                                       EXHIBIT 1


                        NORTH AMERICAN SCIENTIFIC, INC.

                        COMMON STOCK PURCHASE AGREEMENT

                               NOVEMBER  , 1997
                                       __
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                               TABLE OF CONTENTS

                                                                     Page

SECTION 1.      AUTHORIZATION AND SALE OF SHARES......................  1

        1.1     Authorization ........................................  1
        1.2     Sale of Shares........................................  1

SECTION 2.      CLOSING DATE; DELIVERY................................  1

        2.1     Closing Date..........................................  1
        2.2     Delivery .............................................  1

SECTION 3.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........  1

        3.1     Organization and Standing.............................  1
        3.2     Corporate Power; Authorization........................  2
        3.3     Issuance and Delivery of the Shares...................  2
        3.4     Memorandum; SEC Documents; Financial Statements.......  3
        3.5     Intellectual Property.................................  3
        3.6     Properties ...........................................  3
        3.7     Capitalization........................................  4
        3.8     Litigation............................................  4
        3.9     No Defaults...........................................  4
        3.10    Governmental Consents.................................  4
        3.11    Taxes ................................................  4
        3.12    Insurance.............................................  5
        3.13    No Material Adverse Change............................  5
        3.14    Disclosure ...........................................  5
        3.15    Nasdaq NMS Qualification .............................  5
        3.16    FDA Approval..........................................  5
        3.17    Investment Company....................................  5
        3.18    RadioMed..............................................  5

Section 4.      Representations, Warranties and Covenants
                of Purchasers.........................................  5

        4.1     Authorization ........................................  5
        4.2     Investment Experience ................................  6
        4.3     Investment Intent.....................................  6
        4.4     Registration or Exemption Requirements................  6
        4.5     Restriction on Short Sales ...........................  7
        4.6     No Legal, Tax or Investment Advice ...................  7

SECTION 5.      CONDITIONS TO CLOSING OF PURCHASERS...................  7

        5.1     Representations and Warranties........................  7
        5.2     Legal Opinion.........................................  7
        5.3     Officer's Certificate.................................  7
        5.4     Registration Statement ...............................  7
        5.5     SAS 71 Review.........................................  7
        5.6     Covenants ............................................  8
        5.7     Additional Documents .................................  8

SECTION 6.      CONDITIONS TO CLOSING OF COMPANY......................  8

        6.1     Receipt of Payment....................................  8
        6.2     Representations and Warranties........................  8
        6.3     Covenants ............................................  8

SECTION 7.      AFFIRMATIVE COVENANTS OF THE COMPANY..................  8

                                       i.
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                               TABLE OF CONTENTS
                                  (continued)

                                                                     Page

        7.1     Financial Information.................................  8
        7.2     Registration Requirements.............................  9
        7.3     Indemnification and Contribution ....................  11

  SECTION 8.    RESTRICTIONS ON TRANSFERABILITY OF SHARES: COMPLIANCE
                WITH SECURITIES ACT................................... 13

        8.1     Restrictions on Transferability ...................... 13
        8.2     Restrictive Legend.................................... 13
        8.3     Transfer of Shares after Registration ................ 13
        8.4     Purchaser Information................................. 14

  SECTION 9.    MISCELLANEOUS......................................... 14

        9.1     Waivers and Amendments................................ 14
        9.2     Broker's Fee.......................................... 14
        9.3     Governing Law......................................... 14
        9.4     Survival.............................................. 14
        9.5     Successors and Assigns................................ 14
        9.6     Entire Agreement ..................................... 14
        9.7     Notices, etc ......................................... 14
        9.8     Severability of this Agreement ....................... 15
        9.9     Counterparts.......................................... 15
        9.10    Further Assurances ................................... 15
        9.11    Expenses ............................................. 15


  Exhibit A     Schedule of Investors
  Exhibit B     Instruction Sheet for Purchaser

        Appendix I      Stock Certificate Questionnaire
        Appendix II     Registration Statement Questionnaire

  Exhibit C     Form of Legal Opinion
  Exhibit D     Purchaser's Certificate of Subsequent Sale

                                      ii.

                        COMMON STOCK PURCHASE AGREEMENT

        This COMMON STOCK PURCHASE AGREEMENT (the "Agreement") is made as of November ___, 1997 by and among NORTH AMERICAN SCIENTIFIC, INC., a Delaware corporation (the "Company"), with its principal office at 7435 Greenbush Avenue, North Hollywood, California 92618, and the persons listed on the Schedule of Investors attached hereto as Exhibit A (the "Purchasers").

SECTION 1. AUTHORIZATION AND SALE OF SHARES

        1.1 Authorization. The Company has authorized the sale and issuance of up to ___ shares of its common stock, par value $0.01 per share ("Common Stock"), pursuant to this Agreement.

        1.2 Sale of Shares. Subject to the terms and conditions of this Agreement, the Company agrees to issue and sell to each Purchaser and each Purchaser severally agrees to purchase from the Company on the Closing Date hereinafter defined, the number of shares of Common Stock set forth opposite each Purchaser's name on Exhibit A (the "Shares") for a purchase price (the "Purchase Price") $18.00 per share.

SECTION 2. CLOSING DATE; DELIVERY

        2.1 Closing Date. The closing of the purchase and sale of the Shares (the "Closing") shall be held at the offices of D'Ancona & Pflaum, 30 N. LaSalle Street, Suite 2900, Chicago, Illinois at 8:00 a.m. (Pacific Daylight Time), on November ___, 1997 or at such other time and place upon which the Company and Purchasers purchasing the majority of the Shares shall agree. The date of the Closing is hereinafter referred to as the "Closing Date".

        2.2 Delivery. At the Closing, the Company shall deliver to each Purchaser a certificate, registered in the Purchaser's name as shown on Exhibit A, representing the number of Shares to be purchased by the Purchaser. Such delivery shall be against payment of the Purchase Price therefor by wire transfer of immediately available funds in the amount set forth opposite such Purchaser's name on Exhibit A to a bank account designated in writing by the Company to each Purchaser at least two (2) business days prior to Closing Date. Each Purchaser shall only be obligated to pay the Purchase Price of the Shares purchased by it.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company hereby represents and warrants as of the date hereof to, and covenants with, the Purchasers as follows:

        3.1 Organization and Standing. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own or lease its properties and conduct

                                       1.

its business presently and as proposed to be conducted and as described in the Confidential Offering Memorandum, dated November 3, 1997, as amended by that Addendum dated November 7, 1997 (together with the attachments thereto, the "Memorandum") and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary (except where the failure to be so qualified would not have a Material Adverse Effect (as defined below) on the business, properties, financial condition or results or operations of the Company). Except for the Company's ownership of all the outstanding shares of North American Scientific, Inc., a California corporation, and certain shares of RadioMed Corporation ("RadioMed") held on behalf of the Company by L. Michael Cutrer and Irwin J. Gruverman, the Company has no subsidiaries or equity interest in any other entity.

        3.2 Corporate Power; Authorization. The Company has all requisite corporate power, and has taken all requisite corporate action, to execute and deliver this Agreement, to sell and issue the Shares and to carry out and perform all of its obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) as limited by equitable principles generally and (iii) as to those provisions of Section 7.3 hereof relating to indemnity or contribution. The execution and delivery of this Agreement does not, and the performance of this Agreement and the compliance with the provisions hereof and the issuance, sale and delivery of the Shares by the Company will not conflict with, or result in a breach or violation of the terms, conditions or provisions of, or constitute a default (or an event that with notice or lapse of time or both would constitute a default) under, or result in the creation or imposition of any lien pursuant to the terms of, the Company's certificate of incorporation (the "Certificate of Incorporation") or its bylaws (the "Bylaws") or, to the Company's knowledge, any statute, law, rule applicable to the Company or regulation or any state or Federal order, judgment or decree applicable to the Company or any indenture, mortgage, lease or other agreement or instrument to which the Company or any of its properties is subject, except as would not individually or in the aggregate have a material adverse effect on, or result in a material adverse change in, the business, properties, operation, condition (financial or other) or results of operations of the Company, taken as a whole, or render this Agreement, or any portion hereof, invalid or unenforceable or impair in any material respect the ability of the Company to perform fully its obligations hereunder (any of the foregoing shall be referred to herein as a "Material Adverse Effect").

        3.3 Issuance and Delivery of the Shares. The Shares have been duly authorized and, when issued and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Registration Statement (as defined below). The issuance and delivery of the Shares is not subject to preemptive, co-sale, right of first refusal or any other similar rights of the stockholders of the Company or any liens or encumbrances. Except for certain "piggyback" registration rights granted to M.H. Meyerson & Co., Inc. ("Meyerson") pursuant to that Letter Agreement dated as of December 11, 1996 between the Company and Meyerson, the Company has not granted any

                                       2.

presently effective registration rights with respect to its securities other than the registration rights set forth herein. No further approval or authority of the stockholders or Board of Directors of the Company will be required for the issuance and sale of the Shares.

        3.4 Memorandum; SEC Documents; Financial Statements. Each complete or partial statement, report, or proxy statement included in the Memorandum is a true and complete copy of or excerpt from such document as filed by the Company with the Securities and Exchange Commission (the "SEC"). The Company has filed in a timely manner all documents that the Company was required to file with the SEC under Sections 13, 14(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), during the twelve (12) months preceding the date of this Agreement. As of their respective filing dates, all documents filed by the Company with the SEC (the "SEC Documents") complied in all material respects with the requirements of the Exchange Act. Neither the Memorandum nor any of the SEC Documents as of their respective dates contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents and the Memorandum (the "Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial position of the Company at the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments). There is no material commitment of the Company which is not reflected in the Financial Statements except commitments made in the ordinary course of business. There have not been any changes in the assets, liabilities, financial condition or operations of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not had a Material Adverse Effect.

        3.5 Intellectual Property. The Company owns or possesses adequate rights to use all patents, patent rights, inventions, trade secrets and know-how described or referred to in the Memorandum as owned or used by it or that are necessary for the conduct of its business as presently conducted and proposed to be conducted as described in the Memorandum. Except as disclosed under "BUSINESS - Legal Proceedings" in the Memorandum, the Company has not received any notice of, nor has any knowledge of, any infringement of or conflict with asserted rights of others with respect to any patent, patent right, invention, trade secret or know-how that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

        3.6 Properties. The Company has good and valid title to all of the properties and assets reflected as owned in the Financial Statements, free and clear of all liens, mortgages, (statutory or otherwise), security interests, pledges, claims or encumbrances except those, if any, disclosed in the Financial Statements. The Company holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to the business of the

                                       3.

Company. The Company owns or leases all of such properties which, to its knowledge, are necessary to its operations as now conducted.

        3.7 Capitalization. All of the Company's outstanding shares of capital stock have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all Federal and state securities laws, and were not issued in violation of or subject to any preemptive right or other rights to subscribe for or purchase securities. The actual authorized and outstanding capital stock of the Company as of the date hereof and as of the Closing Date is set forth in the Memorandum under the caption "Capitalization," assuming 500,000 shares are issued in the Offering. Except as disclosed under "EXECUTIVE SUMMARY - The Offering" in the Memorandum, there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell shares of the Company's capital stock or any such options, rights, convertible securities or obligations.

        3.8 Litigation. Except as disclosed under "BUSINESS - Legal Proceedings" in the Memorandum, there is no pending or, to the Company's knowledge, threatened action, suit or other proceeding before any court, governmental body or authority, or arbitrator to which the Company is a party or to which its property or assets are subject.

        3.9 No Defaults. The Company is not in violation or default of any provision of the Certificate of Incorporation or Bylaws, or any organizational documents, or, to the Company's knowledge, is in breach with respect to any provision of any agreement (including without limitation, the Stock Purchase Agreement dated June 16, 1997 between the Company and Mentor Corporation), judgement, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound which violation, default or breach would have a Material Adverse Effect; and the Company is not aware of any fact which constitutes an event of default on the part of the Company as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default.

        3.10 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Federal, state, or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement except for (a) compliance with the securities and blue sky laws in the states and other jurisdictions in which Shares are offered and/or sold, which compliance will be effected in accordance with such laws, and (b) the filing of the Registration Statement and all amendments thereto with the SEC as contemplated by Section 7.2 hereof. The Company has not been advised, and has no reason to believe, that it is not conducting business in compliance in all material respects with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business including but not limited to, all applicable local, state and Federal environmental laws and regulations.

                                       4.

        3.11 Taxes. The Company has accurately prepared and timely filed all Federal, state and other tax returns which are required to be filed by it and has timely paid all taxes covered by such returns which have become due and payable except for such taxes as are being contested in good faith. The Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against the Company which would have a Material Adverse Effect.

        3.12 Insurance. The Company maintains insurance of the types and in the amounts it deems adequate for its business covering all risks customarily insured against, all of which insurance is in full force and effect.

        3.13 No Material Adverse Change. Since July 31, 1997, there have not been any changes in the assets, liabilities, financial condition or operations of the Company from that reflected in the Financial Statements except changes in the ordinary course of business that have not had a Material Adverse Effect.

        3.14 Disclosure. This Agreement does not contain any untrue statement of fact or omit to state a fact necessary in order to make the statements contained herein and therein not materially misleading.

        3.15 Nasdaq NMS Qualification. The Company has submitted a listing application and listing agreement with the Nasdaq National Market System ("Nasdaq NMS") to list the Common Stock, including the Shares, for quotation on the Nasdaq NMS. If such listing is approved, for so long as the Company is obligated to keep in effect the Registration Statement provided under Section
7.2 hereof, the Company shall use its reasonable best efforts to maintain such listing on the Nasdaq NMS, the Nasdaq SmallCap Market or a national securities exchange, as defined in the Exchange Act.

        3.16 FDA Approval. To the Company's knowledge, the Company's 1-125 Brachytherapy Source has received all required approvals from the Federal Drug Administration ("FDA") for commercial distribution in the United States and the Company has delivered to the Placement Agent copies of all correspondence with the FDA relating to such approvals.

        3.17 Investment Company. The Company is not a registered investment company within the meaning of the Investment Company Act of 1940, as amended.

        3.18 RadioMed. The Company is under no contractual obligation to purchase any additional equity securities from, or to make any additional capital contribution to, RadioMed.

Section 4.   Representations, Warranties and Covenants of Purchasers

        Each Purchaser hereby severally and not jointly, represents and warrants to the Company, effective as of the Closing Date, as follows:

                                       5.

        4.1 Authorization. Purchaser represents and warrants to the Company that: (i) Purchaser has all requisite legal and corporate or other power and capacity and has taken all requisite corporate or other action to execute and deliver this Agreement, to purchase the Shares to be purchased by it and to carry out and perform all of its obligations under this Agreement; and (ii) this Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors' rights generally and (b) as limited by equitable principles generally.

        4.2 Investment Experience. Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act of 1933, as amended (the "Securities Act"). Purchaser is aware of the Company's business affairs and financial condition and has had access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Shares. Purchaser is able to bear the economic risk of holding the Shares for an indefinite period, including the loss of Purchaser's entire investment. The Shares were not offered or sold to Purchaser by any form of general solicitation or advertising.

        4.3 Investment Intent. Purchaser is purchasing the Shares for its own account as principal, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the Securities Act. Purchaser understands that its acquisition of the Shares has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom which exemptions may depend upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein. Purchaser has completed or caused to be completed the Stock Certificate Questionnaire and the Registration Questionnaire attached as Appendix I and Appendix II, respectively, of Exhibit B hereto and the responses provided therein shall be true and correct as of the Closing Date and will be true and correct as of the effective date of the Registration Statement. Purchaser has, in connection with its decision to purchase the number of shares set forth in Exhibit A hereto, relied solely upon the Memorandum and the documents attached as appendices thereto and the representations and warranties of the Company contained herein.

        4.4   Registration or Exemption Requirements.

              (a) Purchaser further acknowledges and understands that the Shares may be required to be held indefinitely, and they may not be resold or otherwise transferred except in a transaction registered under the Securities Act or where an exemption from such registration is available. Purchaser understands that the certificate(s) evidencing the Shares will be imprinted with a legend that prohibits the transfer of the Shares unless (i) they are registered or such registration is not required, and (ii) if the transfer is pursuant to an exemption from registration other than Rule 144 promulgated under the Securities Act ("Rule 144 ") and, if the Company shall

                                       6.

so request in writing, an opinion of counsel satisfactory to the Company is obtained to the effect that the transaction is so exempt and in compliance with applicable state law.

              (b) Purchaser further acknowledges that because the Common Stock is not listed on the Nasdaq NMS or a national securities exchange, resale of the Shares may be limited by applicable state law, even where a registration statement covering resale of the Shares has been declared effective under the Securities Act. For example, certain states may limit resale of the Shares to qualified institutions or in unsolicited qualified broker transactions in the absence of qualification or another exemption in such state.

        4.5 Restriction on Short Sales. Purchaser represents and warrants to and covenants with the Company that neither Purchaser nor its affiliates has engaged or will engage in any short sales of the Common Stock prior to the effectiveness of the Registration Statement, except to the extent that any such short sale is fully covered by shares of Common Stock other than the Shares.

        4.6 No Legal, Tax or Investment Advice. Purchaser understands that nothing in the Memorandum, this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

SECTION 5. CONDITIONS TO CLOSING OF PURCHASERS

        Each Purchaser's obligation to purchase the Shares at the Closing is, at the option of such Purchaser, subject to the fulfillment or waiver as of the Closing Date of the following conditions:

        5.1 Representations and Warranties. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.

        5.2 Legal Opinion. The Company shall have delivered a legal opinion from D'Ancona & Pflaum, counsel to the Company, addressed to the Purchasers and Oppenheimer & Co., Inc. (the "Placement Agent") in the form attached hereto as Exhibit C-1 with respect to the sale of the Shares hereunder.

        5.3 Officer's Certificate. The Company shall deliver to the Purchasers a certificate, dated as of the Closing Date, signed by the President of the Company, stating that the signer of said certificate has carefully examined the Memorandum and the SEC Documents and that the representations and warranties set forth in Section 3 hereof are true as of and all of the closing conditions set forth in Section 5 hereof have been satisfied on the Closing Date.

                                       7.

        5.4 Registration Statement. The Company shall have delivered a draft of the Registration Statement that is acceptable to the Placement Agent in a form that may be filed with the SEC as required herein.

        5.5 SAS 71 Review. The Company shall have received a SAS 71 review from its independent auditors addressed to the Company, in a form acceptable to the Placement Agent, relating to the Company's financial statements for the three and nine month periods ended July 31, 1997.

        5.6 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

        5.7 Additional Documents. The Placement Agent shall have received such other documents as the Placement Agent and its counsel may reasonably request for the purpose of facilitating the consummation or performance of the sale of the Shares and the Placement Agent and its counsel shall be satisfied with all matters and proceedings described in this Agreement or the Memorandum.

SECTION 6. CONDITIONS TO CLOSING OF COMPANY

        The Company's obligation to sell and issue the Shares at the Closing is, at the option of the Company, subject to the fulfillment or waiver of the following conditions:

        6.1 Receipt of Payment. The Company shall have received payment, by check or wire transfer of immediately available funds, in the full amount of the Purchase Price for the Shares sold.

        6.2 Representations and Warranties. The representations made by the Purchasers in Section 4 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of such date.

        6.3 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing Date shall have been performed or complied with in all material respects.

SECTION 7. AFFIRMATIVE COVENANTS OF THE COMPANY

        The Company hereby covenants and agrees as follows:

        7.1 Financial Information. The Company will mail the following reports to each Purchaser until such Purchaser transfers, assigns or sells more than fifty percent (50%) of the Shares purchased by such Purchaser pursuant to this
Agreement:

                                       8.

                (a) Within one hundred (100) days after the end of each fiscal year, a copy of its Annual Report on Form 10-KSB.

                (b) Within fifty-five (55) days after the end of the first, second and third quarterly accounting periods of each fiscal year of the Company, a copy of its Quarterly Report on Form 10-QSB.

        7.2     Registration Requirements

                (a) No later than fifteen (15) business days following the Closing Date, the Company shall file with the SEC one or more registration statements on Form S-3 (together with the prospectus included therein, a "Registration Statement") pursuant to Rule 415 of the Securities Act in order to register with the SEC the continuous resale by the Purchasers, from time to time, of the Shares through the Nasdaq NMS or the facilities of any national securities exchange on which Common Stock is then traded, or in privately-negotiated transactions. The Company shall use its best efforts to cause such Registration Statement to be declared effective as soon thereafter as possible and in any event within sixty (60) days thereafter. Each Purchaser agrees to furnish promptly to the Company in writing all information required from time to time to be disclosed in order to make the information previously furnished to the Company by such holder not misleading.

                (b) The Company shall pay all Registration Expenses (as defined below) in connection with any registration, qualification or compliance hereunder, and each Purchaser shall pay all Selling Expenses (as defined below) and other expenses that are not Registration Expenses relating to the Shares resold by such Purchaser. "Registration Expenses" shall mean all expenses, except for Selling Expenses, incurred by the Company in complying with the registration provisions herein described, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration. "Selling Expenses" shall mean selling commissions, underwriting fees and stock transfer taxes applicable to the Shares and all fees and disbursements of counsel for any Purchaser.

                (c) In the case of the registration effected by the Company pursuant to these registration provisions, the Company will use its best efforts to:

                        (1) keep such registration effective until the earlier of (A) the second anniversary of the Closing Date, (B) such date as all of the Shares have been resold or (C) such time as all of the Shares held by the Purchasers can be sold within a given three-month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144;

                        (2) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to

                                       9.

comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement;

                        (3) furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Purchaser from time to time may reasonably request;

                        (4) cause all Shares registered as described herein to be listed on each securities exchange and quoted on each quotation service on which the Common Stock are then listed or quoted;

                        (5) provide a transfer agent and registrar for all Shares registered pursuant to the Registration Statement and a CUSIP number for all such Shares;

                        (6) otherwise use its best efforts promptly to comply with all applicable rules and regulations of the SEC;

                        (7) file the documents required of the Company and otherwise use its best efforts promptly to obtain, if applicable, and maintain requisite blue sky clearance in (A) all jurisdictions in which any of the Shares are originally sold and (B) all other states specified in writing by a Purchaser, provided as to clause (B) however, that the Company shall not be required to qualify to do business or consent to service of process in any state in which it is not now so qualified or has not so consented; and

                        (8) with respect to the initial filing of the Registration Statement, as of the date of declaration of effectiveness, obtain an opinion of counsel to the Company in the form of opinion attached hereto as Exhibit C-2, addressed to each Purchaser selling registrable securities pursuant to the Registration Statement. The Company shall use its best efforts to qualify for use of Form S-3 under the Securities Act to register the resale of the Shares and to maintain such qualification during the periods described in subsection (c)(1) hereof.

                (d) The Company shall furnish to each Purchaser upon request a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary in order to facilitate the public sale or other disposition of all or any of the Shares held by the Purchaser.

                (e) With a view to making available to the Purchasers the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Purchaser to sell Shares to the public without registration or pursuant to registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) the second anniversary of the Closing Date or (B) such date as all of the Shares shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) furnish to any Purchaser upon request, as long as the Purchaser owns any Shares, (A) a written statement by the

                                      10.

Company that it has complied with the reporting requirements of the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company, and (C) such other information as may be reasonably requested in order to avail any Purchaser of any rule or regulation of the SEC that permits the selling of any such Shares without registration.

                (f) At any time the Company may refuse to permit a Purchaser to resell any Shares pursuant to the Registration Statement; provided, however, that in order to exercise this right at any time the Company does not qualify for Form S-3, the Company must deliver a certificate in writing to the Purchasers to the effect that suspension of the sale of shares under the Registration Statement, until such time as the Company can make an appropriate filing with the SEC, is necessary because a sale pursuant to the Registration Statement, in its then-current form, could constitute a violation of the Federal securities laws. In such an event, the Company shall use its best efforts to amend the Registration Statement if necessary and take all other actions necessary to allow such sale under the Federal securities laws, and shall notify the Purchasers and the Placement Agent promptly after it has determined that such sale has become permissible under the Federal securities laws. Notwithstanding the foregoing, the Company shall not under any circumstances be entitled to exercise its right to suspend sales under the registration statement more than two (2) times in any twelve (12) month period, and the period during which such Registration Statement may be withdrawn shall not exceed thirty (30) days.

        7.3     Indemnification and Contribution.

                (a) The Company agrees to indemnify and hold harmless each Purchaser and its officers, directors, controlling persons and affiliates from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which such Purchaser may become subject (under the Securities Act, state law, common law or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement of a material fact contained in, or omission of a material fact from, the Registration Statement, or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement or this Agreement, and the Company will, as incurred, reimburse such Purchaser for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon an untrue statement made in such Registration Statement in reliance upon and in conformity with information furnished to the Company by or on behalf of such Purchaser specifically for use in preparation of the Registration Statement. The Company will reimburse the Purchasers for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this section and the possibility that such payments might later be held to be improper, provided, that to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them.

                                      11.

                (b) Each Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which the Company may become subject (under the Securities Act, state law, common law or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon an untrue statement made in such Registration Statement in reliance upon and in conformity with information furnished to the Company by or on behalf of such Purchaser specifically for use in preparation of the Registration Statement; provided, however, that no Purchaser shall be liable in any such case for any untrue statement included in any Prospectus which statement has been corrected, in writing, by such Purchaser and delivered to the Company before the sale from which such loss occurred and in no event shall any Purchaser be liable for any amount in excess of the net proceeds received for the sale of its Shares pursuant to such Registration Statement.

                (c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 7.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and the indemnifying person shall have been notified thereof, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified person. After notice from the indemnifying person to such indemnified person of the indemnifying person's election to assume the defense thereof, the indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person.

                (d) If the indemnification provided for in this Section 7.3 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) hereof in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or a Purchaser on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant



                                      12.

to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the amount received by the Purchaser from the sale of the Shares to which such loss relates exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective sales of Shares to which such loss relates and not joint.

                (e) The obligations of the Company and the Purchasers under this
Section 7.3 shall be in addition to any liability which the Company and the respective Purchasers may otherwise have.

SECTION 8 RESTRICTIONS ON TRANSFERABILITY OF SHARES: COMPLIANCE WITH SECURITIES ACT

        8.1 Restrictions on Transferability. The Shares shall not be transferable in the absence of a registration under the Securities Act or an exemption therefrom or in the absence of compliance with any term of this Agreement. The Company shall be entitled to give stop transfer instructions to its transfer agent with respect to the Shares in order to enforce the foregoing restrictions.

        8.2 Restrictive Legend. Each certificate representing Shares shall bear substantially the following legends (in addition to any legends required under applicable securities laws):

        THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

        ADDITIONALLY, THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS SPECIFIED IN THE COMMON STOCK PURCHASE AGREEMENT DATED NOVEMBER , 1997 (THE "AGREEMENT") BETWEEN THE COMPANY AND THE ORIGINAL PURCHASER, AND NO TRANSFER OF SHARES SHALL BE VALID OR EFFECTIVE ABSENT COMPLIANCE WITH SUCH RESTRICTIONS. ALL

                                      13.

        SUBSEQUENT HOLDERS OF THIS CERTIFICATE WILL HAVE AGREED TO BE BOUND BY CERTAIN OF THE TERMS OF THE AGREEMENT, INCLUDING SECTIONS 7.2 AND 8.3 OF THE AGREEMENT. COPIES OF THE AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE REGISTERED HOLDER OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.

        8.3 Transfer of Shares after Registration. Each Purchaser hereby covenants with the Company not to make any sale of the Shares except either (i) in accordance with the Registration Statement, in which case Purchaser covenants to comply with the requirement of delivering a current prospectus, (ii) in accordance with Rule 144, in which case Purchaser covenants to comply with Rule 144, or (iii) pursuant to another exemption under the Securities Act. Purchaser further acknowledges and agrees that such Shares are not transferable on the books of the Company unless the certificate submitted to the Company's transfer agent evidencing such Shares is accompanied by a separate certificate executed by an officer of, or other person duly authorized by, the Purchaser in the form attached hereto as Exhibit D.

        8.4 Purchaser Information. Each Purchaser covenants that it will promptly notify the Company in writing of any changes in the information set forth in the Registration Statement regarding such Purchaser or such Purchaser's "Plan of Distribution."

SECTION 9. MISCELLANEOUS

        9.1 Waivers and Amendments. With the exception of Section 7 hereof, the terms of this Agreement may be waived or amended with the written consent of the Company and each Purchaser. With respect to Section 7 hereof, with the written consent of the Company and the record holders of more than fifty percent (50%) of the Shares then outstanding and held by Purchasers, the terms of this Agreement may be waived or amended and any such amendment or waiver shall be binding upon the Company and all holders of Shares.

        9.2 Broker's Fee. Each Purchaser acknowledges that the Company intends to pay a fee to Oppenheimer & Co., Inc. in respect of the sale of the Shares to the Purchaser. Each of the parties hereto hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Shares to the Purchasers.

        9.3 Governing Law. This Agreement shall be governed in all respects by and construed in accordance with the laws of the State of California without any regard to conflicts of laws principles.

        9.4 Survival. The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by the Company or the Purchasers and the Closing.

                                      14.

        9.5 Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties to this Agreement.

        9.6 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects thereof.

        9.7 Notices, etc. All notices and other communications required or permitted under this Agreement shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, overnight delivery service or registered or certified United States mail, addressed to the Company or the Purchasers, as the case may be, at their respective addresses set forth at the beginning of this Agreement or on Exhibit A, or at such other address as the Company or the Purchasers shall have furnished to the other party in writing with a copy to Michael Fekete, Oppenheimer & Co., Inc., 10880 Wilshire Boulevard, Los Angeles, California 90024. All notices and other communications shall be effective upon the earlier of actual receipt thereof by the person to whom notice is directed or (i) in the case of notices and communications sent by personal delivery or telecopy, one business day after such notice or communication arrives at the applicable address or was successfully sent to the applicable telecopy number, (B) in the case of notices and communications sent by overnight delivery service, at noon (local time) on the second business day following the day such notice or communication was sent, and (c) in the case of notices and communications sent by United States mail, seven (7) days after such notice or communication shall have been deposited in the United States mail.

        9.8 Severability of this Agreement. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        9.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

        9.10 Further Assurances. Each party to this Agreement shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

        9.11 Expenses. The Company and each such Purchaser shall bear its own expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby, including fees of legal counsel.

                                      15.

        IN WITNESS WHEREOF, this Agreement is hereby executed as of the date first above written.



                                        the "Company"

                                        NORTH AMERICAN SCIENTIFIC, INC.


                                        By:
                                             ---------------------------------


                                             ---------------------------------
                                                 [Print Name and Title]





                                      16.